KRAMER LEVIN NAFTALIS & FRANKEL LLP
                                919 THIRD AVENUE
                           NEW YORK, N.Y. 10022 - 3852

                                                          47, Avenue Hoche
TEL (212) 715-9100                                           75008 Paris
FAX (212) 715-8000                                             France

                                       November 16, 2001




Investec Funds
1055 Washington Blvd.
3rd Floor
Stamford, CT 06901

                     Re:  Investec Funds
                          Registration Statement on Form N-14
                          File No. 333-71996
                          Relating to Investec Wired(R) Index Fund
                          ----------------------------------------

Gentlemen:

      We hereby consent to the reference of our firm as Counsel in this Registration Statement on Form N-14.

                                 Very truly yours,



                                 /s/ Kramer Levin Naftalis & Frankel LLP